Exhibit 1.1
$250,000,000
RANGE RESOURCES CORPORATION
7.25% Senior Subordinated Notes due 2018
Underwriting Agreement
May 1, 2008
J.P. Morgan Securities Inc.
Banc of America Securities LLC
As Representatives of the
several Underwriters listed
in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Range Resources Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $250,000,000 principal amount of its 7.25% Senior Subordinated Notes due 2018 (the “Securities”). The Securities will be issued pursuant to the First Supplemental Indenture dated as of May 6, 2008 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).
     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-150474), including a prospectus, relating to the Securities. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the base prospectus included in such registration statement (and any amendments thereto), the prospectus supplement filed with the Commission pursuant to Rule 424(b)(5)

under the Securities Act on April 28, 2008, and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively the “Time of Sale Information”): a Preliminary Prospectus dated April 28, 2008, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex C hereto.
     2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the other terms and conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.00% of the principal amount thereof plus accrued interest, if any, from May 6, 2008 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

     (c) Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on May 6, 2008, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
     (e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither of the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex C hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.
     (d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission;

as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Financial Statements. The audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related notes and schedules, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries (as hereinafter defined) as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Exchange Act and in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The other financial and accounting data, including the unaudited financial statements, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, have been derived from the accounting records of the Company and its subsidiaries and present fairly the information shown therein, in all material respects.
     (g) No Material Adverse Change. Subsequent to the respective dates as of which information is given or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (B) any transaction entered into by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries, taken as a whole, or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole.
     (h) Organization and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the operations, business, prospects, properties, financial condition or results of operation of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).
     (i) Organization and Good Standing of Significant Subsidiaries. Mountain Front Partners LLC, Range Resources — Appalachia, LLC, Range Energy I, Inc., Range Holdco, Inc., Range Production Company, Range Texas Production, L.L.C., PMOG Holdings, Inc., Range Operating New Mexico, Inc., Range Operating Texas, L.L.C., Range Resources — Pine Mountain, Inc., Pine Mountain Acquisition, Inc., Stroud Energy GP, LLC, Stroud Energy LP, LLC, Stroud Oil Properties, LP, Stroud Energy Management GP, LLC, Stroud Energy, Ltd. and REVC Holdco, LLC (the “Subsidiaries”), include each subsidiary of the Company that constitutes a “significant subsidiary” of the Company as defined by Rule 1-02 of Regulation S-X; no other subsidiaries of the Company would, individually or in the aggregate, constitute such a significant subsidiary; each Subsidiary has been duly organized and is validly existing as a corporation, limited liability company or limited partnership and (in those jurisdictions in which good standing is a relevant concept for such type of entity) is in good standing under the laws of the jurisdiction of its organization, with full corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and (in those jurisdictions in which good standing is a relevant concept for such type of entity) is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable, the outstanding membership interest of Mountain Front Partners LLC, has been issued in accordance with the organizational documents of Mountain Front Partners LLC, the outstanding membership interest of Range Resources — Appalachia, LLC, has been issued in accordance with the organizational documents of Range Resources — Appalachia, LLC, the outstanding membership interest of REVC Holdco, LLC, has been issued in accordance with the organizational documents of REVC Holdco, LLC, the outstanding membership interest of Range Texas Production, L.L.C., has been issued in accordance with the organizational documents of Range Texas Production, L.L.C., the outstanding membership interest of Range Operating Texas, L.L.C., has been issued in accordance with the organizational documents of Range Operating Texas, L.L.C., the outstanding membership interest of Stroud Energy GP, LLC, has been issued in accordance with the organizational documents of Stroud Energy GP, LLC, the outstanding membership interest of Stroud Energy LP, LLC, has been issued in accordance with the organizational documents of Stroud Energy LP, LLC, the outstanding partnership interest of Stroud Oil Properties, LP, has been issued in accordance with the terms of the limited partnership agreement of Stroud Oil Properties, LP, the outstanding membership interest of Stroud Energy Management GP, LLC, has been issued in accordance with the organizational documents of Stroud Energy Management GP, LLC, the outstanding partnership interest of Stroud Energy, Ltd., has been issued in accordance with the terms of the limited partnership agreement of Stroud Energy, Ltd. and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, are owned, directly or indirectly, by the Company, subject to no security interest, other encumbrance or adverse claims.
     (j) Capitalization. The Company had an authorized and outstanding capitalization as set forth under the column heading entitled “Actual” in the section of the Registration Statement, the Time of Sale Information and the Prospectus entitled “Capitalization”, as adjusted to give effect to an offering of 4,200,000 shares of common stock (the “Shares”) and the application of the net proceeds therefrom as described in the “Use of Proceeds” section of the Registration Statement, the Time of Sale Information and the Prospectus and as further adjusted to give effect to the offering of the Securities and the application of the net proceeds therefrom as described in the “Use of Proceeds” section of the Registration Statement, the Time of Sale Information and the Prospectus; assuming the accuracy of the transaction expenses and the pricing terms for the offering of the Shares used in the section of the Registration Statement, the Time of Sale Information and the Prospectus entitled “Capitalization,” the Company would, as of March 31, 2008, have had an authorized and outstanding capitalization as set forth under the column heading entitled “As adjusted” in the section of the Registration Statement, the Time of Sale

Information and the Prospectus entitled “Capitalization”; assuming the accuracy of the transaction expenses and the pricing terms for the offering of the Securities used in the section of the Registration Statement, the Time of Sale Information and the Prospectus entitled “Capitalization,” the Company would, as of March 31, 2008, have had an authorized and outstanding capitalization as set forth under the column heading entitled “As further adjusted” in the section of the Registration Statement, the Time of Sale Information and the Prospectus entitled “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.
     (k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (l) The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.
     (m) The Securities. The Securities have been duly authorized by the Company and when duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.
     (n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (p) No Violation, Default or Conflicts. Neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default), (i) its respective charter or bylaws or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, material lease, material contract or other material agreement or material instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries; and the execution, delivery and performance of the Transaction Documents and consummation of the transactions contemplated hereby and thereby, including the issuance of the Securities, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), (x) the charter or bylaws of the Company or any of the Subsidiaries or (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, material lease, material contract or other material agreement or material instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, which conflicts, breaches, violations or defaults listed in clause (y) of this subparagraph (p) would, individually or in the aggregate, have a Material Adverse Effect.
     (q) No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the rules of the New York Stock Exchange, or approval of the stockholders of the Company, is required in connection with the issuance and sale by the Company of the Securities or the consummation of the transactions as contemplated hereby and by the Transaction Documents other than as may be required under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters.
     (r) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the knowledge of the Company after due inquiry, contemplated to which the Company or any of its Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which would result in a judgment, decree or order either (A) having a Material Adverse Effect or (B) preventing the consummation of the transactions contemplated hereby and by the Indenture and the Securities, (ii) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (iii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus.

     (s) Independent Accountants. Ernst & Young LLP, whose report on the consolidated financial statements of the Company is included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, was at the time of such report independent public accountants with respect to the Company, as required by the Securities Act and the Exchange Act, and the applicable published rules and regulations thereunder.
     (t) Title to Real and Personal Property. The Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except as such do not materially interfere with the use of such property taken as a whole as described in the Registration Statement, the Time of Sale Information and the Prospectus; all the real property described in the Registration Statement, the Time of Sale Information and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such property taken as a whole as described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (u) Title to Intellectual Property. Each of the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other adequate rights to use, all material inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); and the conduct of their respective businesses will not conflict in any material respect with, and neither of the Company nor any of its Subsidiaries has received notice of any claim or conflict with, any rights of others.
     (v) Investment Company Act. Neither the Company nor any of the Subsidiaries is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus will any of them be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.
     (w) Licenses and Permits. Each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (“Filings”) and has obtained all necessary Consents from other persons, in order to conduct their respective businesses, except where the failure to have any such Consent or to have made any such Filing would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such Consent which violation or default would have a Material Adverse Effect.
     (x) No Labor Disputes. Neither the Company nor its Subsidiaries are involved in any labor dispute with their respective employees nor, to the knowledge of the Company, is any such dispute threatened except, in each case, for disputes which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (y) Compliance With Environmental Laws. The Company and its Subsidiaries and their properties, assets and operations are in material compliance with, and hold all material permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or its Subsidiaries under Environmental Laws except as would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of the Subsidiaries (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order or (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.
     (z) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls;

any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (aa) Accounting Controls. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (bb) Insurance. The Company and its Subsidiaries maintain insurance of the types and in the amounts reasonably believed to be adequate for their business and consistent in all material respects with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect.
     (cc) No Registration Rights. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities, whether as a result of the sale of the Securities as contemplated hereby or otherwise.
     (dd) No Stabilization. Neither the Company nor any Affiliate has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.
     (ee) Reserves. Other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the proved reserves for crude oil and natural gas for each of the periods presented in the Registration Statement, the Time of Sale Information and the Prospectus were prepared in accordance with the Statement of Financial Accounting Standards No. 69 and Rule 4-10 of Regulation S-X.
     (ff) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and its Subsidiaries or any of the officers and directors of the Company or any of its Subsidiaries, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.

     (gg) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act prior to the Closing Date.
     (b) Delivery of Copies. The Company will make available to each Underwriter electronically through EDGAR the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) make available to each Underwriter electronically through EDGAR (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the later of (x) Closing or (y) the expiration of the Prospectus Delivery Period or otherwise relating to the Securities, in each case including all exhibits and consents filed therewith and (B) deliver, without charge, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the later of (i) Closing or (ii) the expiration of the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.
     (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement filed prior to the later of (x) Closing or (y) the expiration of the Prospectus Delivery Period or otherwise relating to the Securities has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus relating to the Securities has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating to the Registration Statement or any document incorporated therein as of the later of (x) Closing or (y) the expiration of the Prospectus Delivery Period; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.
     (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (h) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company will not, without the prior written consent of J.P. Morgan Securities Inc., offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

     (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.
     (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex C or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex D hereto without the consent of the Company.
     (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Downgrade. Between the time of execution of this Agreement and the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.
     (d) No Material Adverse Change. Between the time of execution of this Agreement and the Closing Date, (i) no material adverse change or development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company (other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus) shall have been entered into by the Company or any of its Subsidiaries, the effect of which, in any case under this Section 6(d), is so material and adverse as to make it impracticable to proceed with the offering, sale or delivery of the Securities being delivered at the time of purchase on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.
     (e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Annex B hereto.
     (f) Comfort Letters from Ernst & Young LLP. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

     (g) Opinion of Counsel for the Company. Vinson & Elkins LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.
     (h) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (i) Qualified Independent Underwriter Letter. Prior to the Closing Date, the Company shall have received an executed letter from RBC Capital Markets Corporation which sets forth a recommendation for the yield on the Notes (the “QIU Letter”) and the Company shall have delivered a copy of the QIU Letter to the Representatives.
     (j) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the

Company in writing by such Underwriter through the Representatives expressly for use therein.
     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the last two paragraphs of the section entitled “Underwriting” in the Prospectus.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) and (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities

Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the

Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date there shall have occurred (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

     10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

     11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.
     (b) If (i) this Agreement is terminated pursuant to Section 9 (other than pursuant to clause (v) of Section 9 if the Company and the Underwriters subsequently enter into another agreement for the Underwriters to underwrite the same or substantially similar securities of the Company), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     15. Miscellaneous. (a) Authority of J.P. Morgan Securities Inc. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-270-1063); Attention: Mr. Lawrence Landry, Notices to the Company shall be given to it at the offices of the Company at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 (fax: (817) 869-9158); Attention: Rodney L. Waller.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, RANGE RESOURCES CORPORATION
By	/s/ Roger S. Manny
	Name:	Roger S. Manny
	Title:	Senior Vice President and Chief Financial Officer

Accepted: May 1, 2008
J.P. MORGAN SECURITIES INC.
For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By	/s/ Geoffrey Benson
Authorized Signatory

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$92,500,000
Banc of America Securities LLC	$46,250,000
BMO Capital Markets Corp.	$12,500,000
Citigroup Global Markets Corp.	$12,500,000
Credit Suisse Securities (USA) LLC	$12,500,000
Deutsche Bank Securities Inc.	$12,500,000
Wachovia Capital Markets, LLC	$12,500,000
Barclays Capital Inc.	$6,250,000
Calyon Securities (USA) Inc.	$6,250,000
Fortis Securities LLC	$6,250,000
KeyBanc Capital Markets Inc.	$6,250,000
SG Americas Securities, LLC	$6,250,000
BBVA Securities Inc.	$2,500,000
Capital One Southcoast, Inc.	$2,500,000
Comerica Securities, Inc.	$2,500,000
Natixis Bleichroeder Inc.	$2,500,000
RBC Capital Markets Corporation	$2,500,000
Scotia Capital (USA) Inc.	$2,500,000
SunTrust Robinson Humphrey, Inc.	$2,500,000

Total	$250,000,000

Annex A
[Form of Opinion of Counsel for the Company]
     (a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424 under the Securities Act specified in such opinion on the date specified therein; and, to the best knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending by the Commission.
     (b) The Registration Statement, the Preliminary Prospectus and the Prospectus (other than (a) the financial statements and related schedules thereto, including the notes thereto and the independent registered public accounting firm’s report thereon, (b) the other financial and statistical data that is included or incorporated by reference therein, (c) the oil and gas reserve reports and related reserve information contained or incorporated by reference therein, or omitted therefrom, and (d) the documents incorporated by reference in the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date, in each case as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act; each Issuer Free Writing Prospectus included in the Time of Sale Information contains the legend required by Rule 433 of the Securities Act and has been filed with the Commission to the extent, and within the time period, required pursuant to Rule 433 of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.
     (c) The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware with all requisite corporate power and authority to own its properties and conduct its business in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (d) Each of the Subsidiaries (other than Mountain Front Partners LLC, Range Resources — Pine Mountain, Inc., Stroud Energy Management GP, LLC and Stroud Energy, Ltd.) is validly existing and in good standing under the laws of the State of Delaware; Mountain Front Partners LLC is validly existing under the laws of the State of Oklahoma, each of Stroud Energy Management GP, LLC and Stroud Energy, Ltd. is validly existing under the laws of the State of Texas and Stroud Energy Management GP, LLC is in good standing under the laws of the State of Texas; Range Resources — Pine Mountain, Inc. is validly existing under the laws of the State of Virginia; each of the Subsidiaries (other than Mountain Front Partners LLC and Range Resources — Pine Mountain, Inc. with respect to which such counsel need not opine) has all requisite corporate, limited liability company or partnership power and authority to own its respective properties and to conduct its respective business, in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (e) The Company and each of the Subsidiaries listed on Schedule 1 of such opinion, other than Stroud Energy, Ltd., are (i) duly qualified or licensed to do business as a foreign corporation, foreign limited partnership or limited liability company in each jurisdiction listed across from each such entity’s name on Schedule 1 of such opinion and (ii) in good standing in each jurisdiction listed across from each such entity’s name on Schedule 1 of such opinion, [other than those jurisdictions in which good standing is not a relevant concept for such entity — such counsel may separately specify on Schedule 1 which states the opinion in clause (ii) speaks to and, if verbal or written confirmation of good standing is not available from New York by closing, may omit New York from such opinion.].
     (f) The documents incorporated by reference in the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (except for (a) the financial statements and related schedules thereto, including the notes thereto and the independent registered public accounting firm’s report thereon, (b) the other financial and statistical data that is included or incorporated by reference therein or omitted therefrom and (c) the oil and gas reserve reports and related reserve information contained or incorporated by reference therein, in each case as to which we express no opinion), when they were filed with the Commission, appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.
     (g) The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities by the Company and the Subsidiaries, as applicable, and the consummation by the Company of the transactions contemplated thereby and the issuance of the Securities by the Company do not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach or default under) (A) any provisions of the Charter or Bylaws of the Company, (B) any Applicable Contract, or (C) assuming compliance with all applicable state securities laws and assuming the accuracy of the representations and warranties of the Underwriters contained in the Underwriting Agreement, any federal or Texas or Delaware state law, regulation or rule or, to our knowledge and without having investigated governmental records or court dockets, any decree, judgment or order applicable to the Company or any of the Subsidiaries, except, in the case of clause (B) and (C), for such conflicts, breaches or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect and, in the case of clause (C), such counsel need express no opinion with respect to the anti-fraud provisions of federal securities laws or with respect to state securities laws or Blue Sky laws.

     (h) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     (i) The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company and the Subsidiaries in accordance with its terms except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (B) the rights to indemnity and contribution may be limited by applicable law, rule, regulation or judicial determination or interpretation of the Commission.
     (j) The Guarantees, as defined in the Indenture, have been duly authorized, executed and delivered by the Subsidiary Guarantors (other than Mountain Front Partners, LLC and Range Resources — Pine Mountain, Inc., as to which such counsel need not opine), and, assuming the due authorization, execution and delivery of the Securities by the Trustee and upon payment for and delivery of the Notes in accordance with the Underwriting Agreement, each Guarantee will constitute a legal, valid and binding agreement of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (B) the rights to indemnity and contribution may be limited by applicable law, rule, regulation or judicial determination or interpretation of the Commission.
     (k) The Securities have been duly authorized by the Company, and when executed and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, (A) will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and (ii) the rights to indemnity and contribution may be limited by applicable law, rule, regulation or judicial determination or interpretation of the Commission, and (B) will be entitled to the benefits of the Indenture.
     (l) No approval, authorization, consent or order of or filing with any federal, Texas or Delaware governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale by the Company of the Securities as contemplated in the Underwriting Agreement, other than such as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under the securities or blue sky laws of the various jurisdictions in which the Securities are being resold by the Underwriters.
     (m) The statements set forth in the Preliminary Prospectus under the caption “Description of notes” (when taken together with the terms of the Securities set forth in the Time of Sale Information) and in the Preliminary Prospectus under the caption “Description of debt securities,” insofar as they purport to constitute a summary of the terms of the Securities, are accurate summaries in all material respects; and the statements set forth in the Time of Sale Information and the Prospectus under the caption “Important U.S. federal income tax considerations,” insofar as they purport to constitute summaries of matters of law or regulation or legal conclusions, are accurate summaries in all material respects.
     (n) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (o) Based upon our participation in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and without any additional inquiry or due diligence (except as necessary to express the opinions set forth above), although we have not conducted any independent investigations with regard to the information in the Registration Statement, the Time of Sale Information and the Prospectus and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus (except to the extent stated in paragraph (m) above), no facts have come to our attention which lead us to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be 3:00 p.m. EDT on the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for (a) the financial statements and related schedules thereto, including the notes thereto, and the independent registered public accounting firm’s report thereon, (b) the other financial and statistical data that is included or incorporated by reference therein or omitted therefrom, (c) the oil and gas reserve reports and related reserve information contained or incorporated by reference therein and (d) representations and warranties in the exhibits to the Registration Statement, in each case as to which we express no opinion).

SCHEDULE 1
•	Range Resources Corporation — Oklahoma, Texas

•	Range Energy I, Inc. — Alabama, Louisiana, Mississippi, New Mexico, West Virginia

•	Range Holdco, Inc. — New York, Ohio, Oklahoma, Pennsylvania, West Virginia

•	Range Operating New Mexico, Inc. — New Mexico

•	Range Operating Texas, L.L.C. — Texas

•	Range Production Company — Alabama, Louisiana, Mississippi, New Mexico, Oklahoma, Texas

•	Range Resources — Appalachia, LLC — Michigan, New York, Ohio, Pennsylvania, West Virginia

•	Range Resources — Pine Mountain, Inc. — West Virginia, Wyoming

•	Range Texas Production, L.L.C. — Alabama, Louisiana, Texas

•	Stroud Energy GP, LLC — Texas

•	Stroud Energy, Ltd. — Mississippi

•	Stroud Energy Management GP, LLC — Mississippi

•	Stroud Oil Properties, LP — Texas

Annex B
OFFICERS’ CERTIFICATE
1.	I have reviewed the Registration Statement, the Time of Sale Information and the Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the time of purchase.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the time of purchase.

4.	The condition set forth in Section 6(d) (No Material Adverse Change) of the Underwriting Agreement has been met.

B-1

Annex C
a. Time of Sale Information
     1. Term sheet containing the terms of the Securities, substantially in the form of Annex D.

C-1

Annex D

Issuer:	Range Resources Corporation

Guarantors:	Mountain Front Partners LLC, Range Resources — Appalachia, LLC, Pine Mountain Acquisition, Inc., Range Resources — Pine Mountain, Inc., PMOG Holdings, Inc., Range Energy I, Inc., Range Holdco, Inc., Range Operating Texas, L.L.C., Range Production Company, Range Texas Production, L.L.C., Range Operating New Mexico, Inc., REVC Holdco, LLC, Stroud Energy GP, LLC, Stroud Energy, LP, LLC, Stroud Energy, Ltd., Stroud Energy Management GP, LLC and Stroud Oil Properties, LP

Security Description:	Senior Subordinated Notes

Distribution:	SEC Registered

Face:	$250,000,000

Gross Proceeds:	$250,000,000

Coupon:	7.25%

Maturity:	May 1, 2018

Offering Price:	100%

Yield to Maturity:	7.25%

Spread to Treasury:	+351 bps

Benchmark:	UST 3.5% due 2/15/2018

Ratings:	Ba3/BB

Interest Pay Dates:	November 1 and May 1

Beginning:	November 1, 2008

Clawback:	Up to 35% at 107.25%

Until:	May 1, 2011

Optional redemption:	Makewhole @ T+50 bps prior to May 1, 2013:

	On or after:	Price:

	May 1, 2013	103.625%

	May 1, 2014	102.417%

	May 1, 2015	101.208%

	May 1, 2016 and thereafter	100.000%

Change of control:	Put @ 101% of principal plus accrued interest

Trade Date:	May 1, 2008

Settlement Date:	(T+3) May 6, 2008

CUSIP:	75281AAJ8

ISIN:	US75281AAJ88

Joint Bookrunners:	JPMorgan
Banc of America Securities LLC

D-1

Co-Managers:	BMO Capital Markets
Citi
Credit Suisse
Deutsche Bank Securities
Wachovia Securities
Barclays Capital
CALYON SECURITIES (USA) INC.
Fortis Securities LLC
KeyBanc Capital Markets
SOCIETE GENERALE
BBVA Securities
Capital One Southcoast
Comerica Securities
Natixis Bleichroeder Inc.
RBC Capital Markets
Scotia Capital
SunTrust Robinson Humphrey
We estimate that the net proceeds from this offering (after deducting discounts to the underwriters and estimated expenses of the offering) will be approximately $244.5 million. We intend to use the net proceeds from this offering to pay down a portion of the outstanding balance on our senior credit facility.
In addition, on April 30, 2008, we priced our public offering of 4,200,000 common shares at $66.38 per share. We expect to receive net proceeds from that offering of approximately $266.9 million, after deducting estimated underwriting discounts and offering expenses. In addition, we have granted the underwriters a 30-day option to purchase up to 630,000 additional shares of our common stock to cover over-allotments, if any. We intend to use the net proceeds from that offering, together with any net proceeds from any exercise of the underwriters’ over-allotment option, to pay down a portion of the outstanding balance on our senior credit facility.
Any such amounts paid down on our senior credit facility with the net proceeds from this offering or the 4,200,000 share common share offering may be reborrowed from time to time for general corporate purposes including, but not limited to, acreage acquisitions.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-270-3994.

D-2